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ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated August 4, 1998, is by and among AmSurg Westlake, Inc., a Tennessee corporation ("AmSurg"), AmSurg Corp., a Tennessee corporation and the owner of all the outstanding capital stock of AmSurg ("ASC"), Westlake Eye Surgery Center, a California partnership ("Westlake"), and the individual set forth on the signature pages attached hereto ("Seller").

         WHEREAS, AmSurg desires to purchase and Seller desires to sell certain of Seller's assets, as more fully described herein, upon and subject to the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants of the parties hereinafter set forth, the parties agree as follows:

ARTICLE 1.        PURCHASE AND SALE OF ASSETS

         1.1. PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to AmSurg and AmSurg shall purchase, acquire and accept from Seller an undivided 10% interest in the assets comprising the business operations of the ophthalmic ambulatory surgery center (the "Center") owned and operated by Westlake and located in Westlake Village, California, tangible or intangible, recorded or unrecorded, known or unknown, of whatsoever type, kind, description, or nature owned, leased, held, possessed, vested in or claimed in whole or in part by Seller on the Closing Date (the "Purchased Assets"), which Purchased Assets shall specifically include the accounts receivable of the Center, but which shall specifically exclude cash and the account receivable from Westlake Laser Surgery Center in the approximate amount of $47,656.

         1.2. ASSUMPTION OF LIABILITIES. Except as described in Schedule 1.2, AmSurg will not assume any debts, liabilities, obligations, expenses, taxes, contracts or commitments of Seller, Westlake or the Center of any kind, character or description, whether accrued, absolute, contingent or otherwise ("Liabilities"), no matter whether arising before or after the Closing, and whether or not reflected or reserved against in Seller's, Westlake's or the Center's financial statements, books of account or records. Westlake and Seller will indemnify AmSurg against and hold it harmless from any such Liabilities. AmSurg will cause The Westlake Ophthalmology ASC, L.P., a Tennessee limited partnership (the "Partnership"), to assume all Liabilities arising after the effective date of the transaction which relate to supplies received by the Center or services rendered to the Center after the effective date of the transaction, regardless of the date such Liabilities arose.

ARTICLE 2.        PURCHASE PRICE

         The initial purchase price of the Purchased Assets (the "Initial Purchase Price") shall be $341,978.00. The Initial Purchase Price shall be paid
(a) $297,521.00 in cash and (b) in 6698 shares of the Class A common stock of ASC (the "AmSurg Common Stock").

         AmSurg and Seller acknowledge that the rule proposed in June 1998 by the Health Care Financing Administration ("HCFA") providing in part for a change in the payment methodology and payment rates utilized by HCFA to reimburse ambulatory surgery centers as it may be adopted or amended (the "Proposed Rule"), could have a negative effect on the future revenues and earnings of the Center. In order to address the uncertainty regarding the Proposed Rule and its effect on the Center, the Initial Purchase Price has been calculated based on the financial statements for the Center for the calendar year 1997 and the annualized procedure volume for Medicare cases performed in the Center from January 1, 1998 through May 31, 1998, as set forth in Exhibit 2(a). Exhibit 2(b) sets forth what the purchase price would have been without any adjustment for the proposed Medicare reimbursement rate changes (the "Potential Purchase Price"). The difference between the Initial Purchase Price and the Potential Purchase Price (the "Purchase Price Differential") is set forth on Exhibit 2(c).

         During the six (6) years following the Closing, at the end of each six
(6) month period, if a final version of the Proposed Rule has not been adopted during such period, then AmSurg will pay as additional consideration ("Additional Purchase Price") an amount in cash equal to one twelfth (1/12) of the Purchase Price Differential as set forth on Exhibit 2(c), together with interest thereon at the rate equal to the prime rate as published from time to time by SunTrust Bank in Nashville, Tennessee, accruing from the Closing Date. In the event that a final version of the Proposed Rule is adopted during the six
(6) years following the Closing, then the purchase price will be recalculated and adjusted utilizing the formula set forth on Exhibit 2(a) and substituting the final Medicare reimbursement rates for the proposed Medicare reimbursement rates set forth therein (the "Adjusted Purchase Price"). If the Adjusted Purchase Price exceeds the sum of (a) the Initial Purchase Price and (b) any

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Additional Purchase Price previously paid by AmSurg, AmSurg will pay in cash such amount as additional consideration within sixty (60) days after such determination. In no event will the purchase price recalculation cause (x) Seller to return any portion of the purchase price previously paid to Seller by AmSurg or (y) the aggregate consideration paid by AmSurg to exceed the Potential Purchase Price.

ARTICLE 3.        CLOSING

         3.1. CLOSING. The closing ("Closing") of the sale and purchase of the Purchased Assets shall take place at the offices of Bass, Berry & Sims PLC, First American Center, Nashville, Tennessee 37238, within 10 business days after the satisfaction of all conditions to the parties' obligations to consummate the transactions contemplated hereby, which shall in no event be later than August 31, 1998, or at such other time as shall be agreed upon by all the parties hereto (the "Closing Date"). The Closing shall be effective as of August 4, 1998.

         3.2.     OBLIGATIONS OF THE PARTIES AT THE CLOSING.

         (a)      At the Closing, AmSurg shall deliver to Seller:

                  (i)      the consideration as specified in Article 2;

                  (ii) a copy of resolutions of the Board of Directors of AmSurg, certified by its Secretary, authorizing the execution, delivery and performance of this Agreement and the other documents referred to herein to be executed by AmSurg, and the consummation of the transactions contemplated hereby;

                  (iii) a certificate of AmSurg certifying as to the accuracy of the representations and warranties of AmSurg at and as of the Closing and that AmSurg has performed or complied with all of the covenants, agreements, terms, provisions and conditions to be performed or complied with by AmSurg at or before the Closing;

                  (iv) the opinion of Bass, Berry & Sims PLC, legal counsel for AmSurg, the terms of which are substantially as set forth in Exhibit 11.4; and

                  (v) such other certificates and documents as Seller or its counsel may reasonably request.

         (b)      At the Closing, Westlake and Seller will deliver to AmSurg:

                  (i) a copy of resolutions of Westlake, executed by all of its partners, authorizing the distribution to its partners of an aggregate undivided 57% interest in the Purchased Assets, including the distribution of the Purchased Assets to Seller, and the execution, delivery and performance of this Agreement and the other documents referred to herein to be executed by Westlake, and the consummation of the transactions contemplated hereby;

                  (ii) such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to AmSurg, as shall be effective to vest in Seller an undivided 10% interest in Westlake's title to and interest in the Purchased Assets, all of Westlake's books, records and other data relating to the Purchased Assets (except partnership records and any other documents and records which Westlake is required by law to retain in its possession), and, simultaneously with such delivery, will take such steps as may be necessary to put AmSurg in actual possession and operating control of the Purchased Assets;

                  (iii) a certificate of Westlake certifying as to the accuracy of Westlake's representations and warranties at and as of the Closing and that it has performed or complied with all of the covenants, agreements, terms, provisions and conditions to be performed or complied with by Westlake at or before the Closing;

                  (iv) such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to AmSurg, as shall be effective to vest in AmSurg all of Seller's title to and interest in the Purchased Assets, all of Seller's interest in books, records and other data relating to the Purchased Assets (except partnership records and any other documents and records which Westlake is required by law to retain in its possession), and, simultaneously with such delivery, will take such steps as may be necessary to put AmSurg in actual possession and operating control of the Purchased Assets;

                  (v) a certificate of Seller certifying as to the accuracy of Seller's representations and warranties at and as of the Closing and that it has performed or complied with all of the covenants, agreements, terms, provisions and conditions to be


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                                                 Asset Purchase Agreement/Page 2
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performed or complied with by Seller at or before the Closing;

                  (vi) the opinion of England, Whitfield, Schroeder & Treadway, LLP, legal counsel to Westlake and Seller, in substantially the form of Exhibit 10.6;

                  (vii) an assignment for the benefit of the Partnership of that certain lease for real property located at 2900 Townsgate Road, Suite 201, Westlake Village, California 91361 in form and substance satisfactory to AmSurg; and

                  (viii) such other certificates and documents as AmSurg or its counsel may reasonably request.

ARTICLE 4.        REPRESENTATIONS AND WARRANTIES BY WESTLAKE

         Westlake represents and warrants as follows:

         4.1. ORGANIZATION. Westlake is a partnership organized under the laws of the State of California with full power and authority to conduct its business as now conducted and to own, lease or operate its properties and assets as now owned, leased or operated.

         4.2. AUTHORIZATION. Westlake has full power and authority to enter into this Agreement and perform its obligations hereunder and carry out the transactions contemplated hereby. The execution, delivery and performance by Westlake of this Agreement, the distribution by Westlake of the Purchased Assets to Seller and the consummation of the transactions contemplated hereby, including the conveyance, assignment, transfer and delivery of the Purchased Assets, have been duly authorized and approved by all necessary partnership and partner action, and this Agreement, when executed, will constitute a valid and binding obligation of Westlake enforceable against Westlake in accordance with its terms.

         4.3. NO VIOLATION. The execution and delivery of this Agreement and the distribution of the Purchased Assets to Seller by Westlake does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which Westlake is a party or by which any of Westlake's assets or properties are bound which violation or lien would have a material adverse effect on the business or operations of Westlake or the Center; (b) violate any provision of the partnership agreement of Westlake; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Westlake which violation would have a material adverse effect on the business or operations of Westlake or the Center; or (d) violate any other contractual or legal obligation or restriction to which Westlake is subject which violation would have a material adverse effect on the business or operations of Westlake or the Center.

         4.4. FINANCIAL INFORMATION. Westlake has delivered to AmSurg: statements of Center charges and cash receipts by month for the years ended December 31, 1996 and December 31, 1997 attached hereto as Schedule 4.4(a), cash basis unaudited statements of income for the Center for the years ended December 31, 1996 and December 31, 1997 attached hereto as Schedule 4.4(b), cash basis unaudited balance sheets of the Center at December 31, 1997 and March 31, 1998 attached hereto as Schedule 4.4(c), and details of patient accounts receivable for the Center at the Closing Date attached hereto as Schedule 4.4(d) (hereinafter collectively referred to as "Financial Information"). The Financial Information fairly presents the assets, liabilities, financial condition and results of operation of the Center as at the respective dates thereof and for the periods therein referred to, prepared on a cash basis and accurately reflects the revenues and expenses of the Center for the periods covered thereby and, in particular, reflects all expenses necessary for the efficient operation of the Center as a stand-alone entity. The Financial Information reflects the consistent application of such accounting principles throughout the periods involved.

         4.5. OWNERSHIP OF PURCHASED ASSETS. Westlake owns and possesses and has good and marketable title to all of the Purchased Assets, free and clear of all mortgages, pledges, liens, security interests, conditional sale agreements, defects, charges, encumbrances and rights of third parties, and no conditions exist which could give rise to any such mortgage, pledge, lien, security interest, defect, charge, encumbrance on, or right of any such third party to, the Purchased Assets.

         Schedule 4.5 contains an accurate and complete description of the Purchased Assets, which include, but are not limited to, supplies, inventory, uncollected accounts receivable and equipment owned by Westlake, and which are all of the assets which are in any way necessary to the continued operation of the Center as it is


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                                                 Asset Purchase Agreement/Page 3
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now being conducted. All of the Purchased Assets are in good working condition and repair, normal wear and tear excepted, and are adequate for the uses for which they are intended. Schedule 4.5 also sets forth the current book value of all equipment included in the Purchased Assets.

         Prior to Closing, Westlake has distributed to its partners an aggregate undivided 57% interest in the Purchased Assets, including a 10% undivided interest to Seller.

         4.6. NO LIABILITIES OR ADVERSE CONDITIONS. Except as and to the extent of the amounts specifically reflected in the Financial Information, Westlake does not have any material liabilities or obligations of any nature with respect to the Center, whether, absolute, accrued, contingent or otherwise and whether due or to become due (including, without limitation, liabilities for taxes and interest, penalties and other charges payable with respect thereto).

         Furthermore, Westlake does not know or have reason to know of any basis for the assertion against Westlake of any such liability or obligation of any nature not fully reflected in the Financial Information. There are no conditions existing with respect to any of Westlake's facilities, properties, assets or personnel, which might materially and adversely affect any of the Center's properties, business or prospects.

         4.7. ABSENCE OF CERTAIN CHANGES. Since December 31, 1997, with respect to the Center, Westlake has not:

         (a) suffered any material adverse change in its working capital, financial condition, assets, liabilities, business or prospects, or suffered any material casualty loss (whether or not insured);

         (b) made any change in its business or operations or in the manner of conducting its business, other than changes in the ordinary course of business;

         (c) incurred any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice, or experienced any change in any assumptions or methods of calculating any bad debt, contingency or other reserve;

         (d) paid, discharged or satisfied any claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than claims, liens, encumbrances, or liabilities:

                  (i) which are reflected in the Financial Information and which were paid, discharged or satisfied since the date thereof in the ordinary course of business consistent with past practice, or

                  (ii) which were incurred and paid, discharged or satisfied since December 31, 1997 in the ordinary course of business consistent with past practice;

         (e) written off as uncollectible any notes or accounts receivable or any portion thereof, except for immaterial write-offs made in the ordinary course of business consistent with past practice;

         (f) canceled any other debts or claims, or waived any rights, of substantial value;

         (g) sold, transferred or conveyed any of its properties or assets, except in the ordinary course of business consistent with past practice, other than its distribution to its partners of an aggregate undivided 57% interest in the Purchased Assets;

         (h) made any capital expenditures or commitments in excess of $10,000 in the aggregate for replacements or additions to property, plant, equipment or intangible capital assets;

         (i) declared, paid or made or set aside for payment of, any distribution in respect of its outstanding partnership interests, other than distributions made in the ordinary course of business consistent with past practice, or directly or indirectly redeemed, purchased or otherwise acquired any of its partnership interests, other than its distribution to its partners of an aggregate undivided 57% interest in the Purchased Assets;

         (j) made any change in any method of accounting or accounting practice;

         (k) granted any increase in the compensation of any officer, employee or agent of Westlake who performs services for or on behalf of the Center, (including without limitation any increase pursuant to any bonus, pension, profit sharing or other plan or commitment), other than increases in the ordinary course of business consistent with past practice, or adopted any such plan or other arrangement; and no such


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                                                 Asset Purchase Agreement/Page 4
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increase or the adoption of any such plan or arrangement, is planned or required; and

         (l) agreed, whether in writing or otherwise, to take any action described in this Section 4.7.

         4.8. TAXES. Westlake has filed all federal, state and local tax returns required to be filed by it through the date hereof and has paid all taxes and assessments (including, without limitation, income, excise, unemployment, social security, occupation, franchise, property, sales and use taxes, services taxes, import duties or charges, and all penalties and interest with respect thereto) due and payable therefrom. Westlake has not signed any extension agreement with any taxing authority and knows of no open or questionable matters for any prior periods. All taxes and assessments relating to or affecting the operations of the Center through the date hereof have been paid.

         4.9. LITIGATION. There is no claim, litigation, investigation or proceeding pending or, to Westlake's knowledge, threatened at law or in equity or before any court, legislative or administrative tribunal or governmental agency which questions the validity of this Agreement or which, if adversely determined or publicly disclosed, would have a material adverse effect on the business or operations of the Center. Schedule 4.9 sets forth a true and accurate description of all claims, actions, investigations or proceedings relating to the Center and its operations initiated since January 1, 1995.

         4.10. COMPLIANCE WITH LAWS AND OTHER REGULATIONS. Westlake is in compliance in all material respects with all requirements of applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental bodies or agencies (federal, state or local) (collectively, "Laws") relating to or affecting the operations of the Center. Westlake has not received any notice of, or notice of any investigation of, a possible violation of any applicable Laws, or any other Law or requirement relating to or affecting the operations of the Center.

         Westlake has all required licenses, permits, certificates, authorizations and agreements needed for the ownership and efficient operation of the Center, all of which are listed on Schedule 4.10. Westlake knows of no act or omission occurring on or before the date hereof which would subject Westlake or the Center to the likelihood of any fine or suspension of any license, permit, certificate, authorization or agreement.

         4.11. CONTRACTS; SIGNIFICANT PAYORS. Schedule 4.11 is a complete and accurate list of all individual Payors, or group of affiliated Payors, that accounted for more than 5% of the Center's revenues in any two of the previous three years or is expected to account for more than 5% of the Center's revenues in the current year or the next year ("Significant Payors").

         All contracts, agreements and instruments, including, but not limited to, third party provider agreements and agreements with Significant Payors, to which Westlake is a party and which are necessary for the ownership and efficient operation of the Center, are in full force and effect; there have been no threatened cancellations thereof nor outstanding disputes thereunder, and Westlake has not breached any provision of, nor does there exist any default in any material respect under, or event (including the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby) which is, or with the giving of notice or the passage of time or both would become, a breach or default in any material respect under the terms of any such contract, instrument or agreement. Westlake has no reason to believe that any Significant Payor intends to terminate any such contract, instrument or agreement, or intends to withhold its consent to the assignment thereof, to the Partnership by Westlake.

         4.12. ACCOUNTS RECEIVABLE. All accounts and notes receivable of the Center, whether reflected in the Financial Information or otherwise, represent services actually provided in the ordinary course of business; all such receivables are current and collectible in accordance with their respective terms; and none of such receivables is subject to any counterclaim or set-off, other than normal discounts, allowances and bad debts consistent with past practice.

         4.13. REPORTS AND RETURNS. All reports and returns heretofore required by federal, state or municipal authorities with respect to the operations of the Center and all reports and returns to the various governmental authorities which control, directly or indirectly, any of the Center's activities, have been filed and all sums heretofore due with respect to such reports and returns have been paid.

         4.14. DEFAULTS. Westlake is not in default under, and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default under, any outstanding indenture, mortgage, contract, agreement or other instrument with respect to the Center to which Westlake is a party which default would have a material adverse effect on the business or


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                                                 Asset Purchase Agreement/Page 5
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operations of the Center. The execution, delivery and performance by Westlake of this Agreement and the transactions contemplated hereby will not violate any provision of, or result in the breach of, or constitute a default under, or require any consent under, any law, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or any material contract, agreement or instrument with respect to the Center to which Westlake is a party or by which Westlake is bound.

         4.15.    EMPLOYEES; INDEPENDENT CONTRACTORS.

         (a) Schedule 4.15(a) sets forth the names and titles of all employees of Westlake who perform services in or on behalf of the Center, and the annual rate of compensation (including bonuses) being paid to each such employee as of the most recent practicable date. The employees listed on
Schedule 4.15(a), constitute all of the employees who are in any way necessary to the continued operation of the Center as it is now being conducted.

         (b) Schedule 4.15(b) hereto contains a list of each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit sharing or retirement plan, arrangement or practice and each other agreement or fringe benefit plan, arrangement or practice of Westlake, whether formal or informal, whether legally binding or not and whether affecting one or more of its employees who perform services in or on behalf of the Center. Copies of each such agreement or plan have hereto been delivered to AmSurg. Westlake does not have any commitment, whether formal or informal, and whether legally binding or not (i) to create any additional such agreement, plan, arrangement or practice; (ii) to modify or change any such agreement, arrangement, plan or practice; or (iii) to maintain for any period of time any such agreement, arrangement, plan or practice, except as described on Schedule 4.15(b).

         (c) Schedule 4.15(c) hereto contains a list of all services provided to the Center for which Westlake contracts with third parties. Copies of each such agreement previously have been provided to AmSurg. Schedule 4.15(c) contains a description of each such oral agreement.

         4.16. CONSENTS AND APPROVALS. Westlake has obtained all consents, approvals, authorizations and orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Westlake, which consents, approvals, authorizations and orders are listed on Schedule 4.16.

         4.17. FULL DISCLOSURE. Neither this Agreement, nor any schedule, exhibit, list, certificate or other instrument or document delivered to AmSurg pursuant to this Agreement by or on behalf of Westlake, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements, representations or warranties and information contained herein or therein not misleading. Westlake has not withheld from AmSurg disclosure of any event, condition or fact which Westlake knows, or has reasonable grounds to know, may materially adversely affect the Purchased Assets or the operations of the Center.

         4.18. NO BROKER'S FEES. Westlake has not done anything to cause or incur any liability or obligation for investment banking, brokerage, finder's, agent's or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and Westlake does not know of any claim by anyone for such a fee, commission, expense or charge.

         4.19. PARTNERS OF WESTLAKE. Michael Kaslow, M.D., Michael Kaslow, M.D., a Professional Corporation, George S. Hoffman, M.D., George S. Hoffman, M.D., a Professional Corporation, Henry Curry, M.D., John J. Darin, M.D. and Judy Darin constitute all of the partners of Westlake.

ARTICLE 5.        REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants as follows:

         5.1. AUTHORITY. Seller has full authority to enter into and carry out the provisions of this Agreement, and this Agreement, when executed, will constitute a valid and binding legal obligation enforceable against him in accordance with its terms.

         5.2. NO VIOLATION. The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which Seller is a party or by which any of Seller's assets or properties are bound; (b) violate any provision of the partnership agreement of


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                                                 Asset Purchase Agreement/Page 6

Westlake; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Seller; or (d) violate any other contractual or legal obligation or restriction to which Seller is subject.

         5.3. PARTNERS OF WESTLAKE. Michael Kaslow, M.D., Michael Kaslow, M.D., a Professional Corporation, George S. Hoffman, M.D., George S. Hoffman, M.D., a Professional Corporation, Henry Curry, M.D., John J. Darin, M.D. and Judy Darin constitute all of the partners of Westlake.

         5.4. OWNERSHIP OF PURCHASED ASSETS. Seller owns and possesses and has good and marketable title to all of the Purchased Assets, free and clear of all mortgages, pledges, liens, security interests, conditional sale agreements, defects, charges, encumbrances and rights of third parties, and no conditions exist which could give rise to any such mortgage, pledge, lien, security interest, defect, charge, encumbrance on, or right of any such third party to, the Purchased Assets.

         Schedule 4.5 contains an accurate and complete description of the Purchased Assets, which include, but are not limited to, supplies, inventory, uncollected accounts receivable and equipment owned by Seller, and which are all of the assets which are in any way necessary to the continued operation of the Center as it is now being conducted. All of the Purchased Assets are in good working condition and repair, normal wear and tear excepted, and are adequate for the uses for which they are intended. Schedule 4.5 also sets forth the current book value of all equipment included in the Purchased Assets.

         Seller owns an undivided 10% interest in the Purchased Assets.

         5.5. TAXES. Seller has filed all federal, state and local tax returns required to be filed by it through the date hereof and has paid all taxes and assessments (including, without limitation, income, excise, unemployment, social security, occupation, franchise, property, sales and use taxes, services taxes, import duties or charges, and all penalties and interest with respect thereto) due and payable therefrom. Seller has not signed any extension agreement with any taxing authority and knows of no open or questionable matters for any prior periods. All taxes and assessments relating to or affecting the operations of the Center through the date hereof have been paid.

         5.6. LITIGATION. There is no claim, litigation, investigation or proceeding pending or, to Seller's knowledge, threatened at law or in equity or before any court, legislative or administrative tribunal or governmental agency which questions the validity of this Agreement.

         5.7. DEFAULTS. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby will not violate any provision of, or result in the breach of, or constitute a default under, or require any consent under, any law, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or any material contract, agreement or instrument to which Seller is a party or by which Seller is bound.

         5.8. CONSENTS AND APPROVALS. Seller has obtained all consents, approvals, authorizations and orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Seller, which consents, approvals, authorizations and orders are listed on Schedule 4.16.

         5.9. ACQUISITION FOR INVESTMENT. Seller represents that Seller is acquiring the AmSurg Common Stock for Seller's own account for investment with no present intention of reselling any such AmSurg Common Stock, and not with a view to the resale or distribution in whole or in part thereof in violation of the Securities Act of 1933, as amended (the "Securities Act").

         5.10. SUITABILITY OF INVESTMENT. Seller has carefully considered and has, to the extent Seller believes necessary, obtained professional legal, tax and financial advice concerning the suitability of Seller's acquisition of the AmSurg Common Stock for its particular tax and financial situation. Seller is capable of evaluating and has evaluated carefully the merits and risks of Seller's purchase of the AmSurg Common Stock and is able to bear the economic risk of an investment therein.

         5.11. ACCESS TO INFORMATION. Seller has had access during the course of this transaction and prior to its purchase of the AmSurg Common Stock to such information relating to AmSurg and ASC as it has desired. It has had the opportunity to ask questions of and receive answers from AmSurg and ASC and their representatives concerning the terms and conditions of the acquisition of the AmSurg Common Stock and to obtain such additional information about the business and financial condition of AmSurg and ASC as Seller has


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                                                 Asset Purchase Agreement/Page 7
requested (to the extent that AmSurg or ASC possessed such information or could acquire it without unreasonable effort or expense).

         5.12. RESTRICTIONS ON TRANSFER OF THE AMSURG COMMON STOCK. Seller understands that the AmSurg Common Stock has not been registered under the Securities Act or any applicable state securities law, and may not be transferred or sold unless it is subsequently registered under the Securities Act or an exemption from such registration is available.

         5.13. LEGEND ON CERTIFICATES. Seller is aware that the certificates representing the AmSurg Common Stock shall bear the following legend and that appropriate stop transfer instructions will be entered in the stock records of
ASC:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THE SHARES MAY BE MADE IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (ii) AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH DISPOSITION WITHOUT REGISTRATION IS IN COMPLIANCE WITH THE SECURITIES ACT.

         5.14. FULL DISCLOSURE. Neither this Agreement, nor any schedule, exhibit, list, certificate or other instrument or document delivered to AmSurg pursuant to this Agreement by or on behalf of Seller, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements, representations or warranties and information contained herein or therein not misleading. Seller has not withheld from AmSurg disclosure of any event, condition or fact which Seller knows, or has reasonable grounds to know, may materially adversely affect the Purchased Assets or the operations of the Center.

         5.15. NO BROKER'S FEES. Seller has not done anything to cause or incur any liability or obligation for investment banking, brokerage, finder's, agent's or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and Seller does not know of any claim by anyone for such a fee, commission, expense or charge.

         5.16. RESTRICTIVE COVENANTS; CONFIDENTIALITY. Seller agrees that he will not be an officer, director or employee or consultant of or have any direct or indirect ownership interest in, or manage, lease, develop or otherwise have any financial interest in, or receive any compensation from any business or entity competing with the Partnership within 25 miles of the Center until the later of (a) one (1) year after the Seller ceases to be a partner of Westlake or
(b) five (5) years for the date of the Agreement of Limited Partnership. The foregoing shall not prohibit Seller from owning shares of capital stock constituting less than 1% of the outstanding capital stock of any corporation whose common stock is traded on a national securities exchange or on The Nasdaq Stock Market. Seller recognizes and acknowledges that the ascertainment of damages in the event of a breach of this Section 5.16 would be difficult, and agrees that AmSurg, in addition to all other remedies it may have, shall have the right to injunctive relief if there is such a breach.

         Notwithstanding the foregoing, the parties acknowledge and agree that
Section 5.16 does not require Seller to perform ophthalmic procedures at the Center or to refer patients to the Center, and imposes no restrictions on where such procedures are performed or where referrals are made.

ARTICLE 6.        REPRESENTATIONS AND WARRANTIES OF AMSURG

         AmSurg represents and warrants as follows:

         6.1. ORGANIZATION. AmSurg is a corporation duly organized, validly existing and in good standing under the laws of the state of Tennessee. AmSurg has full corporate power and corporate authority to carry on its business as now conducted and to own, lease or operate its properties and assets as now owned, leased or operated.

         6.2. AUTHORIZATION. AmSurg has full corporate power and corporate authority to enter into this


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                                                 Asset Purchase Agreement/Page 8

Agreement and perform its obligations hereunder and carry out the transactions contemplated hereby. The execution, delivery and performance by AmSurg of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action. This Agreement, when executed, will constitute a legal, valid and binding obligation of AmSurg enforceable against it in accordance with its terms.

         6.3. NO VIOLATION. The execution and delivery of this Agreement by AmSurg does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision of, or result in the creation of any lien or security interest under, any material agreement, indenture, instrument, lease, security agreement, mortgage or lien to which AmSurg is a party or by which any of AmSurg's assets or properties are bound which violation or lien would have a material adverse effect on the business or operations of AmSurg; (b) violate any provision of the Charter or Bylaws of AmSurg; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to AmSurg which violation would have a material adverse effect on the business or operations of AmSurg; or (d) violate any other contractual or legal obligation or restriction to which AmSurg is subject which violation would have a material adverse effect on the business or operations of AmSurg.

         6.4. TAXES. AmSurg has filed all federal, state and local tax returns required to be filed by it through the date hereof (or has obtained an extension for such filing) and has paid all taxes and assessments (including without limitation income, excise, unemployment, social security, occupation, franchise, property, sales and use taxes, import duties or charges, and all penalties and interest in respect thereof) due and payable therefrom. AmSurg has not signed any extension agreement with any taxing authority and knows of no open or questionable matters for any prior periods.

         6.5. LITIGATION. There is no claim, litigation, investigation or proceeding pending or, to AmSurg's knowledge, threatened against AmSurg at law or in equity or before any court, legislative or administrative tribunal or governmental agency which questions the validity of this Agreement or which, if adversely determined or publicly disclosed, would have a material adverse effect on the business or operations of AmSurg.

         6.6. COMPLIANCE WITH LAW AND OTHER REGULATIONS. AmSurg is in compliance in all material respects with all requirements of applicable Laws. AmSurg possesses all required licenses, permits, certificates, and authorizations needed for the conduct of its business as presently conducted the failure of which to have would have a material adverse effect on the business or operations of AmSurg. AmSurg knows of no act or omission occurring on or before the date hereof which would subject AmSurg to the likelihood of any material fine or suspension of any material license, permit, certificate or authorization.

         6.7. REPORTS AND RETURNS. AmSurg has filed all material reports and returns heretofore required by federal, state or municipal authorities and all material reports and returns to the various governmental authorities which control, directly or indirectly, any of its activities, and has paid all sums heretofore due with respect to such reports and returns.

         6.8. DEFAULTS. AmSurg is not in default under, and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default under, any outstanding indenture, mortgage, contract or agreement to which AmSurg is a party, which default would have a material adverse effect on the business or operations of AmSurg.

         The execution, delivery and performance by AmSurg of this Agreement and the transactions contemplated hereby will not violate any provision of, or result in the breach of, or constitute a default under, or require any consent under, any law, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or any material contract, agreement or instrument to which AmSurg is a party or by which AmSurg is bound.

         6.9. CORPORATE DOCUMENTS. AmSurg has made available to Seller for inspection by Seller and his authorized representatives, a copy of its Charter, as amended to the date hereof, certified to be a true and correct copy thereof by the Secretary of State of Tennessee, and the minute books of AmSurg containing the bylaws and all records of the proceedings, meeting, actions and consents of the shareholders and the board of directors (and any committees thereof) of AmSurg.

         6.10. FULL DISCLOSURE. Neither this Agreement, nor any Schedule, exhibit, list, certificate or other instrument or document delivered to Seller pursuant to this Agreement by or on behalf of AmSurg contains


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                                                 Asset Purchase Agreement/Page 9
any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein in order to make the statements, representations or warranties contained herein or therein not misleading.

         6.11. NO BROKER'S FEES. AmSurg has not done anything to cause or incur any liability or obligation for investment banking, brokerage, finder's, agent's or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and AmSurg does not know of any claim by anyone for such a fee, commission, expense or charge.

ARTICLE 7.        REPRESENTATIONS AND WARRANTIES OF ASC

         ASC represents and warrants as follows:

         7.1. ORGANIZATION. ASC is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. ASC has full corporate power and corporate authority to carry on its business as now conducted and to own, lease or operate its properties and assets as now owned, leased or operated.

         7.2. AUTHORIZATION. ASC has full corporate power and corporate authority to enter into this Agreement and perform its obligations hereunder and carry out the transactions contemplated hereby. The execution, delivery and performance by ASC of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action. The Agreement, when executed, will constitute a legal, valid and binding obligation of ASC enforceable against it in accordance with its terms.

         7.3. CORPORATE DOCUMENTS. ASC has made available to Seller for inspection by Seller and his authorized representatives, a copy of its Charter, as amended to the date hereof, certified to be a true and correct thereof by the Secretary of State of Tennessee.

         7.4. FULL DISCLOSURE. Neither this Agreement, nor any exhibit, list, certificate or other instrument or document delivered to Seller pursuant to this Agreement, by or on behalf of ASC, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein in order to make the statements, representations or warranties contained herein or therein not misleading.

         7.5. VALID ISSUANCE. All shares of AmSurg Common Stock issued to Seller on the Closing Date will be validly issued, fully paid and nonassessable.

ARTICLE 8.        COVENANTS AND AGREEMENTS OF WESTLAKE AND SELLER

         Westlake and Seller further covenant and agree that from the date hereof until the Closing, and thereafter if so specified, they will fulfill the following covenants and agreements unless otherwise consented to by AmSurg in writing:

         8.1.     ACCESS; FURTHER ASSURANCES.

         (a) Westlake will accord to AmSurg, its counsel, accountants, and other representatives, from the date hereof and at any time after the Closing, full access to all of the properties, books, contracts, commitments, financial information and records of the Center, and will furnish AmSurg during such period with all such information concerning the business and operations of the Center, as AmSurg reasonably may request. At any time and from time to time after the Closing, at AmSurg's request and without further consideration, Westlake and Seller agree to execute and deliver such certificates and documents as may be required in connection with any audit of the Center or its operations.

         (b) From the date hereof until the Closing, as soon as reasonably practicable after the end of each quarter, but not later than the 15th day of the next succeeding month, Westlake will deliver to AmSurg an unaudited statement of income for the Center for the quarter and the period then ended, and an unaudited balance sheet and a detail of patient accounts receivable for the Center as at the quarter then ended ("Ongoing Quarterly Financial Information"). In addition, as soon as reasonably practicable after the end of each month, but not later than the 15th day of the next succeeding month, Westlake will deliver to AmSurg a statement of (i) the number of procedures performed, (ii) the billed charges, and (iii) the cash collections, all with respect to the prior month ("Ongoing Monthly Financial Information") (the Ongoing Quarterly Financial Information and the Ongoing Monthly Financial Information are collectively referred to as the "Ongoing Financial Information"). All such Ongoing Financial Information shall be prepared in


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                                                Asset Purchase Agreement/Page 10
accordance with generally accepted accounting principles consistent with prior practice.

         (c) At any time and from time to time after the Closing, at AmSurg's request and without further consideration, Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and delivery and confirmation and take such action as AmSurg may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to AmSurg and to place AmSurg in possession and control of and to confirm AmSurg's title to, the Purchased Assets, and to assist AmSurg in exercising all rights and enjoying all benefits with respect thereto.

         (d) At any time and from time to time after the Closing, at AmSurg's request and without further consideration, Westlake will execute and deliver such other instruments of sale, transfer, conveyance, assignment and delivery and confirmation and take such action as AmSurg may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to AmSurg and to place AmSurg in possession and control of and to confirm AmSurg's title to, the Purchased Assets, and to assist AmSurg in exercising all rights and enjoying all benefits with respect thereto.

         8.2.     CONFIDENTIALITY.

         (a) In the event the transactions contemplated by this Agreement are not consummated for any reason, Westlake and Seller promptly will return to AmSurg and ASC all records and information provided to them from AmSurg and ASC, and Westlake and Seller will treat all such records and information as confidential.

         (b) Except as otherwise required by law, Westlake and Seller will not disclose at any time to any other person not an employee of AmSurg, ASC, Westlake or Seller (or a person otherwise involved in the carrying out of the transactions contemplated by this Agreement), nor make any public announcement of, the transactions or terms of the transactions contemplated by this Agreement.

         8.3. CONDUCT OF BUSINESS PENDING THE CLOSING. From the date hereof until the Closing, and except as otherwise consented to by AmSurg in writing, Westlake and Seller shall not:

         (a) fail to maintain in effect adequate insurance coverage of the Purchased Assets; or

         (b) fail to use their best efforts to (i) maintain the Purchased Assets in their present condition, (ii) comply with all applicable laws, rules and regulations of governmental agencies or authorities, and (iii) operate its business in the manner necessary to maintain the good will of its patients and physicians and its reputation.

         8.4. INSURANCE. Westlake will use its best efforts to include AmSurg and the Partnership as additional insureds on Westlake's professional liability, general property and workers' compensation insurance policies, and will provide AmSurg with written evidence of such coverage. AmSurg will pay the additional cost, if any, for such insurance coverage, additional cost.

         8.5. TRANSFER OF SIGNIFICANT PAYOR AGREEMENTS. Westlake and Seller will take all action necessary in order to effect the valid assignment to the Partnership of all agreements with Significant Payors effective as of the Closing Date or within a reasonable time thereafter.

         8.6. NOTICE OF ADVERSE CHANGE. Westlake and Seller will advise AmSurg in writing of any material adverse change in the Purchased Assets from the date of this Agreement to the Closing Date.

         8.7. SCHEDULES. Westlake and Seller shall have the continuing obligation to supplement or amend promptly the Schedules being delivered by Westlake or Seller pursuant to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in these Schedules.

ARTICLE 9.        COVENANTS AND AGREEMENTS OF AMSURG AND ASC

         AmSurg and ASC further covenant and agree that from the date hereof until the Closing, unless otherwise consented to by Seller in writing, they will fulfill the following covenants and agreements:

         9.1.     CONFIDENTIALITY.

         (a) In the event the transactions contemplated by this Agreement are not consummated for any reason, AmSurg and ASC promptly will return to Seller all records and information provided to AmSurg and ASC from Seller, and AmSurg and ASC will treat all such records and information as confidential.


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                                                Asset Purchase Agreement/Page 11

         (b) Except as otherwise required by law, AmSurg will not disclose at any time to any other person not an employee of AmSurg, ASC or Seller (or a person otherwise involved in the carrying out of the transactions contemplated by this Agreement), nor make any public announcement of, the transactions or terms of the transactions contemplated by this Agreement.

         9.2. NOTICE OF ADVERSE CHANGE. AmSurg and ASC each will notify Seller in writing of any material adverse change in the business, assets, operations, conditions or prospects of AmSurg or ASC, as the case may be, from the date of this Agreement to the Closing Date.

         9.3. SCHEDULES. AmSurg shall have the continuing obligation to supplement or amend promptly the Schedules being delivered by AmSurg pursuant to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in these Schedules.

ARTICLE 10.       CONDITIONS TO AMSURG'S AND ASC'S OBLIGATIONS

         AmSurg and ASC shall not be obligated to consummate the transactions contemplated hereby, unless each of the following conditions is fulfilled or performed (unless expressly waived in writing by AmSurg and ASC) prior to or at the Closing:

         10.1. COMPLIANCE. The representations and warranties made by Westlake and Seller in this Agreement and the statements contained in the Schedules attached hereto or in any instrument, list, certificate or writing delivered by Westlake or Seller pursuant to this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of the Closing.

         10.2. PERFORMANCE BY WESTLAKE AND SELLER. Westlake and Seller shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be so complied with or performed by each of them.

         10.3. CERTIFICATE OF SELLER. Seller shall have delivered to AmSurg a certificate, dated the Closing Date, certifying as to the fulfillment by Seller of the conditions specified in Sections 10.1 and 10.2 hereof.

         10.4. CERTIFICATE OF WESTLAKE. Westlake shall have delivered to AmSurg a certificate, dated the Closing Date, certifying as to the fulfillment by Westlake of the conditions specified in Sections 10.1 and 10.2 hereof.

         10.5. CONSENTS AND LICENSES. All necessary consents, licenses, permits, approvals, authorizations, orders and agreements from federal, state and local governmental units and any other entity which are listed on Schedule 4.16, including approval by the California Department of Health Services and by applicable Medicare and state Medicaid agencies, for the continued operation and third-party reimbursement of the Center by the Partnership following the consummation of the transactions contemplated hereby, shall have been issued to the Partnership or notice of issuance shall have been provided.

         10.6. OPINION OF COUNSEL. AmSurg shall have been furnished with the opinion of England, Whitfield, Schroeder & Treadway, LLP, counsel to Westlake and Seller, in substantially the form of Exhibit 10.6.

         10.7. LEASE. AmSurg shall have been furnished with an assignment for the benefit of the Partnership of that certain lease for real property located at 2900 Townsgate Road, Suite 201, Westlake Village, California 91361 in form and substance satisfactory to AmSurg.

         10.8. OFFERING MEMORANDUM. Seller shall have received an offering memorandum relating to the AmSurg Common Stock and the Partnership. Seller shall have executed and delivered to ASC an offeree questionnaire in form and substance reasonably satisfactory to ASC and its counsel.

         10.9. SIGNIFICANT PAYOR AGREEMENTS. All of the Significant Payor agreements shall have been validly assigned to the Partnership or Seller and AmSurg shall have no reason to believe that any such agreement with a Significant Payor will not be approved or that such Significant Payor will not execute a new agreement with the Partnership on terms reasonably acceptable to AmSurg.

         10.10. SHAREHOLDER APPROVAL. All of the shareholders of Seller shall have approved the transactions contemplated by this Agreement, and Seller shall have furnished AmSurg with a certificate of the President of Seller evidencing such approval.


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                                                Asset Purchase Agreement/Page 12

         10.11. PARTNER APPROVAL. All of the partners of Westlake shall have approved the transactions contemplated by this Agreement and Westlake shall have furnished AmSurg with a resolution of Westlake executed by each partner evidencing such approval.

         10.12. FORM 8594. AmSurg initially will allocate the Purchase Price using the methodology reflected on Exhibit 10.12. In the course of completing ASC's consolidated federal income tax return, AmSurg shall provide Seller with an IRS Form 8594.

ARTICLE 11.       CONDITIONS TO WESTLAKE'S AND SELLER'S OBLIGATIONS

         Westlake and Seller shall not be obligated to consummate the transactions contemplated hereby unless each of the following conditions is fulfilled or performed (unless expressly waived in writing by Seller) prior to or at the Closing:

         11.1. COMPLIANCE. The representations and warranties made by AmSurg and ASC in this Agreement and the statements contained in the Schedules attached hereto or in any instrument, list, certificate or writing delivered by AmSurg and ASC pursuant to this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of the Closing.

         11.2. PERFORMANCE BY AMSURG AND ASC. AmSurg and ASC shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so complied with or performed by AmSurg and ASC.

         11.3. CERTIFICATE OF AMSURG AND ASC. AmSurg and ASC each shall have delivered to Seller a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 11.1 and 11.2 hereof.

         11.4. OPINION OF COUNSEL. Seller shall have been furnished the opinion of Bass, Berry & Sims PLC, counsel to AmSurg and ASC, in substantially the form of Exhibit 11.4.

         11.5. LEASE. Westlake and landlord shall have entered into an assignment for the benefit of the Partnership of that certain lease for real property located at 2900 Townsgate Road, Suite 201, Westlake Village, California 91361.

ARTICLE 12.       INDEMNIFICATION

         12.1. INDEMNIFICATION BY WESTLAKE AND SELLER. Westlake and Seller, jointly and severally, hereby agree to defend, indemnify and hold harmless AmSurg and ASC and shall reimburse AmSurg and ASC for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses"), directly or indirectly relating to, resulting from or arising out of:

         (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by or of Westlake or Seller contained herein, any Schedule hereto or in any certificate, document or instrument delivered to AmSurg and ASC pursuant hereto.

         (b) Any tax liability of Westlake, Seller or the Center not previously paid, which may at any time be asserted or assessed against Westlake, Seller or the Center for any event or period prior to the Closing Date (regardless of whether the possibility of the assertion or assessment of any such tax liability shall have been disclosed to AmSurg at or prior to the Closing).

         (c) Liability for any amounts owed by Westlake, Seller or the Center to any governmental third party or private payors because of overpayments to Westlake, Seller or the Center prior to the Closing for services rendered to patients, which liability is due to a recomputation of rates, field audit adjustments, overpayments or otherwise.

         (d)      Any other Loss incidental to any of the foregoing.

         12.2. INDEMNIFICATION BY AMSURG AND ASC. AmSurg and ASC, severally and not jointly, hereby agree to defend, indemnify and hold harmless Westlake and Seller, and shall reimburse Westlake and Seller for, from and against Losses directly or indirectly relating to, resulting from or arising out of:

         (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by AmSurg or ASC, as the case may be, contained herein or in any certificate, document or instrument delivered to Westlake and Seller pursuant hereto.


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                                                Asset Purchase Agreement/Page 13

         (b)      Any other Loss incidental to the foregoing.

         12.3.    PROCEDURE.

         (a) The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 12.1 or 12.2 of this Agreement, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, AmSurg, ASC, Westlake and Seller shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

         (b) Any claim of indemnity of AmSurg or ASC against Westlake with respect to Section 12.1 hereof may in AmSurg's discretion be discharged by setoff against any amounts owed or owing to Westlake under the Agreement of Limited Partnership between Westlake and AmSurg.

         (c) Notwithstanding the foregoing, Seller shall not be required to indemnify AmSurg or ASC for any amount in excess of the Purchase Price.

         (d) Notwithstanding the foregoing, Westlake and Seller shall not be obligated to make any indemnification under Section 12.1 unless the aggregate amount of Losses exceeds $10,000 (the "Basket"), and such indemnification with respect to such Losses shall be made by Westlake and Seller only to the extent of such excess over the Basket.

ARTICLE 13.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         13.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein shall survive the Closing Date and any investigation made by or on behalf of any party hereto, and shall survive for a period of 24 months after the Closing Date (except for any Losses described in Section 12.1(b), which shall survive for the applicable statute of limitations, including any waivers thereof, Section 12.1(c), which shall not terminate, and any breach of the representations and warranties contained in Sections 4.6 and 4.9 with respect to professional malpractice claims arising before the Closing Date, which shall not terminate).

         In addition, in the event that all of the Partnership, AmSurg, ASC, or their successors or assigns, dissolves, liquidates or otherwise ceases to exist, the provisions of Section 5.16 hereof shall terminate and be of no further force or effect.

         13.2. REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

ARTICLE 14.       TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time prior to the Closing:

         (a)      by mutual agreement of Seller and AmSurg;

         (b) by AmSurg, if there has been a material violation or breach by Westlake or Seller of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing, or if any of the conditions set forth in Article 10 hereof have not been satisfied by the Closing or have not been waived in writing by AmSurg;

         (c) by Seller, if there has been a material violation or breach by AmSurg or ASC of any of the


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
agreements, representations or warranties contained in this Agreement which has not been waived in writing, or if any of the conditions set forth in Article 11 hereof have not been satisfied by the Closing or have not been waived in writing by Seller;

         (d) By either AmSurg or Seller if the transactions contemplated by this Agreement shall not have been consummated on or before August 31, 1998; or

         (e) By either AmSurg or Seller if the other makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or seeks or consents to any reorganization or similar relief under any present or future bankruptcy act or similar law, or is adjudicated a bankrupt or insolvent, or if a third party commences any bankruptcy, insolvency, reorganization or similar proceeding involving the other.

ARTICLE 15.       MISCELLANEOUS

         15.1. EXPENSES. All fees and expenses incurred by Westlake and Seller, including without limitation, legal fees and expenses, in connection with this Agreement will be borne by Westlake and Seller and all fees and expenses incurred by AmSurg and ASC, including without limitation, legal fees and expenses, in connection with this Agreement will be borne by AmSurg and ASC.

         15.2.    ASSIGNABILITY; PARTIES IN INTEREST.

         (a) AmSurg may assign any or all of its rights hereunder to any affiliate or any direct or indirect subsidiary of AmSurg, and AmSurg shall advise Seller of any such assignment and shall designate such party as the assignee and transferee of the Purchased Assets. Any such assignee shall assume all of AmSurg's duties, obligations and undertakings hereunder.

         (b) Westlake and Seller may not assign, transfer or otherwise dispose of any of their respective rights hereunder without the prior written consent of AmSurg.

         (c) All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, successors, assigns and legal or personal representatives of the parties hereto.

         15.3. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the exhibits, Schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives. Any condition to a party's obligations hereunder may be waived but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

         15.4. SEVERABILITY. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect.

         15.5. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested or by overnight courier service) as follows:

If to Westlake:

         Westlake Eye Surgery Center
         2900 Townsgate Road
         Suite 201
         Westlake Village, CA 91361
         Attn:_____________________

with a copy to:

         England, Whitfield, Schroeder & Treadway, LLP
         300 Esplanade Drive, Sixth Floor
         Oxnard, CA 93030
         Attn: Stuart A. Comis, Esq.



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                                                Asset Purchase Agreement/Page 15

If to Seller:

         Westlake Eye Surgery Center
         2900 Townsgate Road
         Suite 201
         Westlake Village, CA 91361
         Attn:_____________________

with a copy to:

         England, Whitfield, Schroeder & Treadway, LLP
         300 Esplanade Drive, Sixth Floor
         Oxnard, CA 93030
         Attn: Stuart A. Comis, Esq.

If to AmSurg or ASC:

         AmSurg Westlake, Inc.
         One Burton Hills Boulevard
         Suite 350
         Nashville, TN 37215
         Attn: Claire M. Gulmi

with a copy to:

         Bass, Berry & Sims PLC
         First American Center
         Nashville, TN 37238
         Attn: Cynthia Y. Reisz, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         15.6. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         15.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, provided, however, that the several executed counterparts shall together have been signed by AmSurg, ASC, Westlake and Seller. All of such executed counterparts shall constitute one and the same instrument.

         15.8. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. The parties acknowledge that they have independently negotiated the provisions of this Agreement, that they have relied upon their own counsel as to matters of law and application and that neither party has relied on the other party with regard to such matters. The parties expressly agree that there shall be no presumption created as a result of either party having prepared in whole or in part any provisions of this Agreement.

         15.9. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, without regard to its conflict of laws rules.




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                                                Asset Purchase Agreement/Page 16

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AMSURG WESTLAKE, INC.

By: /s/ Claire M. Gulmi
Title: Secretary


AMSURG CORP.

By: /s/ Claire M. Gulmi
Title: Sr. V.P. and Secretary


WESTLAKE EYE SURGERY CENTER

By: /s/ Michael Kaslow
Title: Partner

         By his execution of this Agreement, Seller hereby consents to the execution hereof by Westlake and agrees to be bound by the provisions of Section
5.16 hereof:

SELLER

/s/ Michael Kaslow, M.D.
-----------------------------
Michael Kaslow, M.D.

The Schedules and Exhibits to the Asset Purchase Agreement have been omitted in accordance with Item 601 (b) (2) of Regulation S-K, but will be furnished to the Commission supplementally upon request. The contents of the omitted Schedules and Exhibits are described in the Asset Purchase Agreement.




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